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                                                                     Exhibit 2
            FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
       STATE OF NEVADA
         JUN 26 1997
          C9767-91
DEAN HELLER SECRETARY OF STATE

NO.    /s/   DEAN HELLER
   ---------------------------

               CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                               BIG TEX ENTERPRISES
                                (THE CORPORATION)

We the undersigned, Nelson Vazquez (President/Director) and Douglas Ansell (Secretary/Director) of the Corporation do hereby certify:

That the board of Directors of the Corporation at a meeting duly convened and held on the 8th day of November, 1996, adopted a resolution to amend the original articles as follows:

               ARTICLE FOUR is hereby amended to read as follows:

"FOURTH: THE TOTAL AUTHORIZED CAPITAL STOCK OF THE CORPORATION SHALL BE ONE-HUNDRED-MILLION SHARES OF CLASS A COMMON STOCK OF THE PAR VALUE OF .001 ALL OF WHICH SHALL BE ENTITLED TO VOTING POWER."

          ADDITIONALLY, CONCURRENT WITH THE INCREASE IN CAPITALIZATION, THE ISSUED AND OUTSTANDING 2,500 SHARES OF THE CORPORATION ARE HEREBY FORWARD SPLIT ON A 2,400 FOR 1 BASIS MAKING THE ISSUED AND OUTSTANDING SHARES OF THE CORPORATION CHANGE FROM 2,500 SHARES AT NO PAR VALUE TO 6,000,000 COMMON SHARES AT .001 PAR VALUE.

Additionally we do hereby certify that the board of Directors of the Corporation at a meeting duly convened and held on the 24th day of January, 1997, adopted a resolution to amend the original articles as follows:

               ARTICLE THREE is hereby amended to read as follows:

"THIRD: THAT THE PURPOSE FOR WHICH SAID CORPORATION IS FORMED AND THE NATURE
        OF THE OBJECTS PROPOSED TO BE TRANSACTED AND CARRIED ON BY IT ARE:
        TO ENGAGE IN ANY LAWFUL ACTIVITY OR PRACTICE."

                       ARTICLE SEVEN is hereby RECINDED.

The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 2,500 (prior to forward split); that the said change(s) and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon."


/s/ Nelson Vazquez                     /s/ Douglas Ansell
-----------------------------------    -------------------------------------
Nelson Vazquez, President              Douglas Ansell, Secretary

State Of Nevada    )
                   )       ss.
County Of Clark    )

     The undersigned Notary Public certified, deposes and states that Nelson Vazquez and Douglas Ansell, personally appeared before me and executed the foregoing on behalf of the Corporation as it's President and Secretary respectively, this 24th day of January, 1997.

                                       By: /s/ Bridget E. Richards
[SEAL]                                     ----------------------------------
                                           Notary Public in and for said
                                           County and State
             NOTARY PUBLIC
            STATE OF NEVADA
            COUNTY OF CLARK
          BRIDGET E. RICHARDS
            No: 94-4099-1
My Appointment Expires Sept. 5, 2000
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                          STATE OF NEVADA
                        Secretary of State

                 I hereby certify that this is a
                 true and complete copy of the
                 document as filed in this office.

                          JUN 26, '97

                       /s/ Dean Heller
                          DEAN HELLER
                      Secretary of State

                          [ILLEGIBLE]